UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On May 30, 2006, the shareholders of Greater Bay Bancorp (the “Company”) approved the Omnibus Equity Incentive Plan (the “Omnibus Plan”), which replaces the Company’s 1996 Stock Option Plan, as amended. No further options or restricted stock will be granted under the prior plan. The Omnibus Plan is attached hereto as Exhibits 10.1 and incorporated herein by reference.

The aggregate number of shares of the Company’s common stock that may be issued through awards granted under the Omnibus Plan is 6,000,000. No more than 3,325,000 shares and share equivalents will be available for full value awards, such as performance shares, restricted stock and restricted stock units; and no more than 600,000 shares and share equivalents may be granted to any one participant in a calendar year (up to 1,200,000 shares and share equivalents in connection with a participant’s initial service). If an award is cancelled, terminates, expires or lapses for any reason without having been fully vested or exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.

The awards that may be granted pursuant to the Omnibus Plan are incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and restricted stock units. In the event of a change in control of the Company, including any specified change in ownership or Board composition, specified merger with or into another corporation, or sale of all or substantially all of the Company’s assets, any outstanding unvested awards will become fully vested and exercisable.

The Omnibus Plan contains the following features:

•	Repricing of stock options and stock appreciation rights is prohibited unless shareholder approval is obtained.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of the Company’s common stock or so-called “stock option reloading” is not permitted.

•	The Omnibus Plan is not an “evergreen” plan.

The effective date of the Omnibus Plan is January 31, 2006 and it will terminate seven years from the effective date. The Board may amend, suspend or terminate the Omnibus Plan at any time and for any reason, subject to shareholder approval if required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Greater Bay Bancorp Omnibus Equity Incentive Plan (1)

(1)	Represents executive compensation plans and arrangements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: June 2, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

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Exhibit Index

10.1	Greater Bay Bancorp Omnibus Equity Incentive Plan (1)

(1)	Represents executive compensation plans and arrangements.